Exhibit 23.4

北京市朝阳区建国路77号华贸中心3号写字楼34层

电话：010 5809 1000    传真：010 5809 1000    邮编：100025

北京 | 上海 | 深圳 | 成都 | 南京 | 香港| 杭州| 广州

September 2, 2020

iClick Interactive Asia Group Limited

15/F, Prosperity Millennia Plaza

663 King’s Road, Quarry Bay

Hong Kong S.A.R., People’s Republic of China

Dear Sir/Madam:

We hereby consent to the use of our name under the captions “Enforceability of Civil Liabilities”, “Risk Factors” and “Legal Matters” in the prospectus included in the registration statement on Form F-3, originally filed by iClick Interactive Asia Group Limited on June 28, 2019 including all amendments and supplements thereto, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the related registration statement filed pursuant to Rule 462(b) of the Securities Act.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Jingtian & Gongcheng

Jingtian & Gongcheng